                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Global Resources Trust:



We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 2-97095 of our report dated August 31, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

November 27, 1995